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                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                WITH RESPECT TO

                     CHEVRON PHILLIPS CHEMICAL COMPANY LLC

                      CHEVRON PHILLIPS CHEMICAL COMPANY LP

                               OFFER TO EXCHANGE

                         7% OUTSTANDING NOTES DUE 2011
                         FOR 7% EXCHANGE NOTES DUE 2011
                           THAT HAVE BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933

     This form must be used to accept the Exchange Offer (as defined below) if
(i) certificates for the Company's (as defined below) 7% Notes due 2011 (the "Outstanding Notes") are not immediately available, (ii) Outstanding Notes, the Letter of Transmittal and any other documents required by the Letter of Transmittal cannot be delivered to The Bank of New York (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to the Exchange Agent. See "The Exchange Offer -- Guaranteed Delivery Procedures"
in the Prospectus dated April   , 2001 (which together with the related Letter
of Transmittal, constitutes the "Exchange Offer") of Chevron Phillips Chemical Company LLC, a Delaware limited liability company (the "LLC") and Chevron Phillips Chemical Company LP, a Delaware limited partnership (the "LP", and together with the LLC, the "Company").

                              THE BANK OF NEW YORK
                              The "Exchange Agent"

                      By Mail                                  By Hand or Overnight Delivery
               The Bank of New York                                The Bank of New York
                101 Barclay Street                                  101 Barclay Street
                        7E                                  Corporate Trust Services Department
                New York, NY 10286                                     Ground Level
                Attn: Enrique Lopez                                 New York, NY 10286
              Reorganization Unit 7E                                Attn: Enrique Lopez
                                                                  Reorganization Unit 7E

                                  By facsimile
                                 (212) 815-6339

                              Confirm by Telephone
                                 (212) 815-2742

                                  Information
                                 (212) 815-2742

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "eligible institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.
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                   THE FOLLOWING GUARANTEE MUST BE COMPLETED
                             GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the certificates for all physically tendered Outstanding Notes, in proper form for transfer, or confirmation of the book-entry transfer of such Outstanding Notes to the Exchange Agent's account at The Depositary Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Outstanding Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

                                   SIGN HERE

Name of firm:
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Authorized Signature:
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Name (please print):
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Address:
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Telephone Number:
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Date:
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     DO NOT SEND NOTES WITH THIS FORM. ACTUAL SURRENDER OF NOTES MUST BE MADE
PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL.

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